Exhibit 4.3

Execution Version

UNITS PURCHASE AGREEMENT

by and among

ENERGY TRANSFER PARTNERS, L.P.

AND

KAYNE ANDERSON MLP INVESTMENT COMPANY

Dated January 26, 2005

UNITS PURCHASE AGREEMENT

THIS UNITS PURCHASE AGREEMENT, dated January 26, 2005 (this “Agreement”), is made by Energy Transfer Partners, L.P., a limited partnership formed under the laws of the State of Delaware (the “Seller” or the “Partnership”), on the one hand, and Kayne Anderson MLP Investment Company, a Maryland corporation (the “Purchaser”), on the other hand.

WHEREAS, the Seller desires to issue and sell to the Purchaser, and the Purchaser desires to purchase, 2,222,222 common units, representing limited partner interests of the Partnership, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, warranties, covenants and agreements contained herein, the parties agree as follows:

1. Purchase and Sale.

Subject to the terms and conditions of this Agreement, the Seller shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Seller, 2,222,222 common units of the Seller representing limited partnership interests of the Partnership (the “Purchased Units”), at a price of $54.00, per unit, for an aggregate purchase price of $120,000,000 (One Hundred Twenty Million Dollars) (the “Purchase Price”), upon the terms and subject to the conditions set forth in this Agreement. The sale of the Purchased Units contemplated hereby will be registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on Registration Statement No. 333-107324, unless the Seller determines, in its sole discretion, that it would not be able to register the Purchased Units due to its inability to satisfy registration requirements of the Commission on a timely basis, in which case the Purchased Units will be issued pursuant to an exemption from the registration requirements of the Act.

2. Conditions Precedent to the Purchase of the Purchased Units.

(a) The obligations of the Purchaser to complete its purchase of the Purchased Units are subject to the following conditions:

(i) Either (A) the Purchased Units shall have been registered for sale to the Purchaser under the Act on an effective registration statement on a form suitable for the subsequent public resale of such Purchased Units by the Purchaser (the “Registration Condition”), or (B) the Seller shall deliver Purchased Units that are not registered under the Act (the “Unregistered Units”).

(ii) The Purchased Units shall be listed and available for trading on the NYSE, subject only to official notice of issuance.

(iii) Substantially concurrent with the closing of the transactions contemplated by this Agreement, the Seller shall consummate its planned acquisition of the assets of or interests in a company engaged in the transportation of natural gas for a purchase price exceeding $500,000,000 (the “Acquisition”).

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(iv) The Purchaser shall have received an opinion of counsel dated as of the Closing Date in the form and substance attached hereto as Exhibit A.

(v) The Purchaser shall have received a certificate, dated the Closing Date, and signed by an executive officer of the Seller, in his capacity as such, certifying as to (A) the accuracy of the representations and warranties of the Seller contained in Section 4 hereof on the date hereof and the Closing Date and (B) the performance by and compliance of the Seller with the covenants and agreements contained in this Agreement which are required to be performed and complied with by the Seller on or prior to the Closing Date (other than the condition set forth in clause (iii) above).

(b) The obligations of the Seller to sell the Purchased Units pursuant to this Agreement are subject to the following conditions:

(i) Substantially concurrent with the closing of the transactions contemplated by this Agreement, the Seller shall consummate the Acquisition;

(ii) The Seller shall have received a certificate, dated the Closing Date, and signed by an executive officer of the Purchaser, in his capacity as such, certifying as to (A) the accuracy of the representations and warranties of the Purchaser contained in Section 5 hereof on the date hereof and the Closing Date and (B) the performance by and compliance of the Purchaser with the covenants and agreements contained in this Agreement which are required to be performed and complied with by the Purchaser on or prior to the Closing Date.

3. Closing and Delivery of Purchased Units.

(a) Subject to the terms and conditions hereof, the closing of the purchase and sale of the Purchased Units (the “Closing”) shall take place at the offices of the Seller, 2838 Woodside Street, Dallas, Texas 75204, at 9:00 a.m. on the same business day as and substantially concurrent with the closing of the Acquisition (the “Closing Date”); provided that the obligations of the parties hereto shall terminate if the Closing shall not have occurred prior to February 15, 2005.

(b) All Purchased Units to be sold to the Purchaser under this Agreement shall be delivered by or on behalf of the Seller to the Purchaser in book-entry form through the facilities of The Depository Trust Company if the Registration Condition is applicable, or in the form of one or more certificates for the Unregistered Units, registered in the names requested by the Purchaser if the Registration Condition is not applicable, in each case, against payment of the Purchase Price therefor by wire transfer of United States dollars in immediately available funds to such bank account of the Seller designated by the Seller in writing no later than the Business Day immediately preceding the Closing Date. “Business Day” means any day other than (a) a Saturday, Sunday or legal holiday in New York City, or (b) a day on which the commercial banks in New York City are authorized or required by law or executive order to close.

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4. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:

(a) The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority, and has taken all actions necessary to authorize the Seller to execute, deliver and perform its obligations under this Agreement. The Seller is duly qualified or licensed and in good standing as a foreign limited partnership, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably expected to have a material and adverse effect on (i) the assets, liabilities, financial condition, business operations, or affairs of the Seller and its subsidiaries, taken as a whole, or (ii) the ability of the Seller and its subsidiaries, taken as a whole, to carry out their business as such business is conducted as of the date hereof, and to meet their obligations and consummate the transactions hereunder (“Partnership Material Adverse Effect”). This Agreement is a valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution and delivery of this Agreement and the definitive agreements regarding the Acquisition expected to be entered into concurrently herewith (the “Acquisition Agreements”), the compliance by the Seller with all the provisions of, and the performance by the Seller of its obligations under, this Agreement and the Acquisition Agreements, and the consummation of the transactions contemplated in this Agreement and the Acquisition Agreements, and the issuance and sale by the Seller of the Purchased Units will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the Certificate of Limited Partnership of the Seller or the Seller’s Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), (ii) any instrument, contract, bond, credit agreement or other agreement to which the Seller or any of its subsidiaries is a party or by which the Seller or any of its subsidiaries is bound or to which any properties or assets of the Seller of any of its subsidiaries may be bound or subject, in each case, which breach, violation or default under which would be reasonably expected to have a Partnership Material Adverse Effect, or (iii) any law or statute or any order, rule or regulation of any court or governmental agency or body or any stock exchange authority or self-regulatory organization (each, a “Governmental Authority”), in each case having jurisdiction over the Seller or any of its subsidiaries or any of their properties; and, other than the listing of the Purchased Units purchased hereby and the filing of the Prospectus if the Registration Condition is applicable, no consent, approval, authorization, order, registration, clearance or qualification or notification of, with or to any Governmental Authority is required for the sale and delivery of the Purchased Units being sold by the Seller to the Purchaser under this Agreement. The execution and delivery of this Agreement, the compliance by the Seller with all the provisions of, and the performance by the Seller of its obligations under this Agreement, the consummation of the transactions contemplated by this Agreement, and the issuance and sale by the Seller of the Purchased Units do not and will not result in or require the creation or imposition of any lien, encumbrance, claim, charge or security interest upon or with respect to any of the properties of the Seller and its subsidiaries now owned or hereafter acquired.

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(b) The Purchaser, when such Purchased Units are delivered against payment therefor as provided in this Agreement, will be entitled to the rights of a unitholder of limited partner interests of the Seller conferred by the Partnership Agreement and applicable law.

(c) No approval from the outstanding holders of the Seller’s common units is required in connection with the Seller’s issuance and sale of the Purchased Units to the Purchaser hereunder. The Purchased Units being purchased by the Purchaser hereunder and the limited partner interests represented thereby will be duly authorized by the Seller pursuant to the Partnership Agreement and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act) and will be free of restrictions on transfer, other than restrictions on transfer under the Partnership Agreement or this Agreement and under applicable state and federal securities laws. Such Purchased Units are not subject to any conflicting sale, transfer, assignment, or any agreement (other than this Agreement) to assign, convey, or transfer, in whole or in part, any of such Purchased Units, and upon consummation of such Purchase, the Purchaser will receive valid title to such Purchased Units, free and clear of any encumbrance, liens, claims, charges, security interests, or other interests of others.

(d) Except as disclosed by the Seller in the Partnership Information (as defined in Section 5 below), there are no legal or governmental proceedings pending to which the Seller or any of its subsidiaries is a party or of which any property of the Seller or any of its subsidiaries is the subject that, if determined adversely to the Seller, would individually or in the aggregate be reasonably expected to have a Purchaser Material Adverse Effect, and, to the best of the Seller’s knowledge, no such proceedings are threatened or contemplated by any Governmental Authority or third party.

(e) The documents included in the Partnership Information (as defined in Section 5 below), including any audited or unaudited financial statements and any notes thereto or schedules included therein, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of the Seller as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended, and none of such documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Grant Thorton LLP is an independent public accounting firm with respect to the Seller and its General Partner and has not resigned or been dismissed as independent public accountants of the Seller as a result of or in connection with any disagreement with the Seller on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(f) Except as disclosed in the documents filed by the Seller under the Exchange Act on or prior to the date hereof and except for the Acquisition, since the date of the Seller’s most recent Form 8-K (to the extent it contains financial results and balance sheet

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information) or Form 10-Q filing with the Commission, the Seller and its subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no change, event, occurrence, fact, circumstance or condition that has had or would be reasonably likely to have a Partnership Material Adverse Effect.

(g) In the event that the Registration Condition is applicable, (i) a registration statement on Form S-3 (File No. 333-107324) with respect to the Purchased Units (A) has been prepared by the Seller in conformity with the requirements of the Act and the rules and regulations thereunder; (B) has been filed with the Commission under the Act; and (C) has become effective under the Act, (ii) the Commission has not issued any order preventing or suspending the use of the Registration Statement or any prospectus relating thereto, and (iii) copies of such Registration Statement and each of the amendments thereto, if any, have been delivered by the Seller to the Purchaser. As used in this Agreement, “Registration Statement” means the registration statement referred to above, as amended; and “Prospectus” means the final prospectus supplement relating to the Purchased Units and the offering thereof, including the accompanying base prospectus, as first filed with the Commission pursuant to Rule 424(b) under the Act after the date and time this Agreement is executed. Reference made herein to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act, after the date of the Prospectus and incorporated by reference in the Prospectus. Neither the Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h) As of the Closing, giving effect to the sale of the Purchased Units and other concurrent sales of the Seller’s common units to other purchasers, the issued and outstanding limited partner interest of the Seller will consist of 55,122,286 common units and the Incentive Distribution Rights, as defined in the Partnership Agreement. The only issued and outstanding general partner interests of the Seller are the interests of the General Partner described in the Partnership Agreement. All outstanding common units and Incentive Distribution Rights of the Seller and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act.

(i) Except as disclosed by the Seller in the Partnership Information, none of the filing of the Shelf Registration Statement (defined in Section 20), the offering or sale of the Purchased Units hereby or the registration of such Purchased Units gives rise to any rights for or relating to the registration of any additional common units or other equity securities of the Seller. Except as contained in the Partnership Agreement and except as disclosed by the Seller in the Partnership Information, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible or exchangeable securities or commitments obligating the Seller or any of its subsidiaries to issue, transfer or sell any partnership interests in the Seller or any of its subsidiaries, (ii) obligations of the Seller of any of its subsidiaries to repurchase, redeem or otherwise acquire any partnership interests of the Seller or any of its

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subsidiaries or (iii) voting trusts or similar agreements to which the Seller or any of its subsidiaries is a party or with respect to the voting of the equity interests of the Seller of any of its subsidiaries.

(j) The Seller has, for each taxable year during which the Seller was in existence through and including the taxable year ended December 31, 2004, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.

(k) The Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l) No fees or commissions are or will be payable by the Seller to brokers, finders, or investment bankers with respect to the sale of any Purchased Units hereunder or the consummation of the transactions contemplated by this Agreement. The Seller agreed that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s placement or other similar fees or commissions incurred by the Seller or alleged to have been incurred by the Seller in connection with the sale of the Purchase Units or the consummation of the transactions contemplated by this Agreement.

(m) There are no other agreements by, among or between the Seller and any of its affiliates, on the one hand, and the Purchaser or any of its affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

5. Representations and Warranties of the Purchaser.

(a) The Purchaser represents and warrants to the Seller that:

(i) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland and has all the requisite right, power and authority, and has taken all actions necessary to authorize the Purchaser to execute, deliver and perform its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution and delivery of this Agreement by the Purchaser, the compliance by the Purchaser with all of the provisions of, and the performance by the Purchaser of its obligations under, this Agreement and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the Certificate of Incorporation or Bylaws of the Purchaser, (B) any instrument, contract or other agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties or assets may be bound or subject, in each case, the breach or violation of which or default under which would be reasonably expected to have a material adverse effect on the ability of the Purchaser to comply with its obligations hereunder, or (C) any law or statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Purchaser or any of its subsidiaries or any of their

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properties and no consent, approval, authorization, order, registration, clearance or qualification or notification of, with or to any such Governmental Authority is required of the Purchaser for the purchase of such Purchased Units by the Purchaser under this Agreement.

(ii) There are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject that, if determined adversely to the Purchaser, would individually or in the aggregate have a material adverse effect on the Purchaser’s ability to perform its obligations under this Agreement, and, to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by any such Governmental Authority or threatened by others.

(iii) No fees or commissions are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Purchaser agrees that it will indemnify and hold harmless the Seller from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

(iv) There are no other agreements by, among or between the Purchaser and any of its affiliates, on the one hand, and the Seller or any of its affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

(v) The Purchaser is acquiring the Purchased Units for its own account, and not with a view to any distribution, resale, subdivision, or fractionalization thereof in violation of the Act or any other applicable domestic or foreign securities law, and the Purchaser has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision, or fractionalization of such Purchased Units. The Purchaser is acquiring the Purchased Units in the ordinary course of its business as an investment company.

(b) In the event that the Registration Condition is not applicable, the Purchaser further represents and warrants to the Seller that:

(i) The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act.

(ii) The Purchaser has carefully reviewed the documents filed by the Seller with the Commission under the Exchange Act within the 18 months prior to the date of this Agreement, including the Seller’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings (the “Partnership Information”).

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(iii) The Purchaser is able to bear the economic risk of losing its entire investment in the Seller. The Purchaser has knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

(iv) The Purchaser acknowledges and agrees that, based in part upon its representations contained herein and in reliance upon applicable exemptions, the purchase and sale of the Purchased Units has not been registered under the Act or the securities laws of any other domestic or foreign jurisdiction. Accordingly, the Purchased Units may not be offered for sale, sold, pledged, hypothecated, or otherwise transferred in whole or in part except in accordance with the terms of the Partnership Agreement and in compliance with all applicable laws, including securities laws. The Purchaser acknowledges that it has been advised that the Seller has no obligation to register the Purchased Units under the Act or any other securities laws or to comply with any exemption under the Act or any other securities law which would permit the Purchaser to sell the Purchaser’s Purchased Units except as set forth in Section 20 hereof.

6. Information. If the Registration Condition is applicable, the Purchaser shall supply such information with respect to itself, its directors, officers and shareholders as the Seller may reasonably request for the purpose of preparation of the Prospectus. The Seller shall supply to a Purchaser such information with respect to itself, its directors, officers and unitholders and such other matters as the Purchaser may reasonably request for the purpose of preparation of any notice, form or other documents required to be filed with any Governmental Authority.

7. Confidentiality. The parties acknowledge and agree that the Confidentiality Agreement between the Seller and the Purchaser relating to the transactions that are the subject of this Agreement remains in full force and effect.

8. Further Assurances. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

9. Additional Covenants of the Parties.

(a) The Seller Lock-up. Prior to the date that is 90 days after the Closing, the Seller agrees not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future) any common units of the Seller or securities convertible into or exchangeable for common units of the Seller, or (ii) enter into any swap or other derivative transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such common units of the Seller, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the common units of the Seller or other securities, in cash or otherwise, in each case without the prior written consent of the Purchaser, other than (A) private placements of the Seller’s common units to other purchasers concurrent with the Closing, (B) up to 4,000,000 (Four Million) common units of the Seller sold pursuant to one or more public underwritten public offerings and/or private placements to finance the Acquisition and (C) additional common units of the Seller and options therefor to be issued by the Seller to employees and directors of the Seller under benefits plans existing on the date hereof.

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(b) The Purchaser Lock-up. From and including the Closing through and including the date that is 90 days after the Closing, the Purchaser agrees not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future) the Purchased Units, or (ii) enter into any swap or other derivative transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Purchased Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Purchased Units or other securities, in cash or otherwise, in each case without the prior written consent of the Seller.

(c) Amendments to Registration Statement. From and after the date hereof until the Closing, the Seller will not file any amendment or supplement to the Registration Statement without notifying the Purchaser.

(d) Prospectus Supplement. If any Purchased Units are sold under the Registration Statement, the Seller will prepare and file promptly a prospectus supplement reflecting the sale of such Purchased Units to the Purchaser and will indicate therein the use of proceeds for such sales.

10. Indemnity.

(a) Seller Indemnity. The Seller agrees to indemnify the Purchaser and its officers, directors, employees and agents, including its investment advisor (collectively, “Purchaser Related Parties”), from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Seller contained herein. Furthermore, the Seller agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Seller or alleged to have been incurred by the Seller in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

(b) Purchaser Indemnity. The Purchaser agrees to indemnify the Seller and its officers, directors, employees and agents (collectively, “Seller Related Parties”) from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without

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limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Purchaser contained herein. Furthermore, the Purchaser agrees that it will indemnify and hold harmless the Seller from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

(c) Indemnification Procedures. Promptly after any Seller Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party.

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11. Survival. The parties’ indemnification obligations under Section 10 and Section 20(d) shall survive any termination of this Agreement. The parties’ representations and warranties hereunder shall survive the execution and delivery of this Agreement for a period of twenty-four (24) months following the Closing. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain in full force and effect.

12. Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated by either party if the Closing shall not have occurred on or before February 15, 2005, unless the term hereof is extended by agreement of the parties.

(b) In the event of the termination of this Agreement, this Agreement shall become null and void and there shall be no liability or obligation on the party of any party hereto, except as contemplated by Sections 7, 11 and 15 hereof; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

13. Waivers and Modifications.

(a) No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless set forth in writing and signed by each of the parties hereto.

14. Assignment. All or any portion of the rights and obligations of the Purchaser under this Agreement may not be transferred by the Purchaser without the written consent of the Seller, unless such transfer is to an affiliate of the Purchaser.

15. Costs and Expenses. Each party to this Agreement shall be responsible for such party’s own expenses in connection with this Agreement, except that notwithstanding any termination of this Agreement, the Seller agrees to reimburse the Purchaser for the reasonable fees and expenses of one firm acting as counsel for the Purchaser in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby up to a maximum amount of $30,000.

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16. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail or facsimile transmission to the address or facsimile number set forth below:

(a)	to the Seller, at:

Energy Transfer Partners, L.P.

8801 S. Yale, Suite 310

Facsimile: 918/493-7290

Attention: Robert A. Burk

with a copy to:

Tom Mason

Vinson & Elkins

1001 Fannin Street

2300 First City Tower

Houston, TX 77002

Facsimile: 713/615-5320

(b)	to the Purchaser, at the address or facsimile number set forth below the Purchaser’s signature on the applicable signature page at the end of this Agreement,

Kayne Anderson MLP Investment Company

1800 Avenue of the Stars, Second Floor

Los Angeles, CA 90067

Attention: David Shladovsky

Telephone: (310) 284-6438

Facsimile: (310) 284-6490

with a copy to:

Kayne Anderson MLP Investment Company

1100 Louisiana Street, Suite 4550

Houston, TX 77002

Attention: Kevin McCarthy

Telephone: (713) 655 7357

Facsimile: (713) 655 7359

or to such other address or facsimile number as is notified in writing by that party to the other parties.

17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

18. Entire Agreement. This Agreement shall constitute the binding agreement of the parties with respect to the subject matter hereof and, except as provided in Section 8, shall constitute the entire agreement of the parties with respect to the subject matter hereof.

KA Units Purchase Agreement—Execution Version

19. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20. Registration of Purchased Units; Compliance with the Act. The provisions set forth in this Section 20 shall only apply to the extent the Seller delivers Unregistered Units pursuant to this Agreement.

(a) Registration Procedures and Expenses. The Seller shall:

(i) Subject to receipt of a registration statement questionnaire from the Purchaser, use commercially reasonable best efforts to prepare and file with the Commission on Form S-3, within 90 days after the Closing Date, a registration statement (the “Shelf Registration Statement”) to enable the resale of the Registrable Units by the Purchaser. “Registrable Units” means each Unregistered Unit, and any common units of the Seller issued or issuable with respect to the Unregistered Units by way of a unit distribution or unit split or in connection with a combination of units, recapitalization, merger, consolidation, or other reorganization, until the earlier of: (A) the date on which such Unregistered Unit has been resold or otherwise transferred pursuant to the Shelf Registration Statement; (B) the date on which such Unregistered Unit is transferred in compliance with Rule 144 under the Act or may be sold or transferred by a person who is not an affiliate of the Seller pursuant to Rule 144 under the Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder; and (C) the date on which such Unregistered Unit ceases to be outstanding (whether as a result of redemption, repurchase and cancellation or otherwise);

(ii) use commercially reasonable best efforts, subject to receipt of necessary information from the Purchaser, including a registration statement questionnaire, to cause the Shelf Registration Statement to become effective within 120 days of the Closing;

(iii) use commercially reasonable best efforts to prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and any prospectus first filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Shelf Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Resale Prospectus”) used in connection therewith and take all such other actions as may be necessary to keep the Shelf Registration Statement current and continuously effective for a period (the “Registration Period”) not exceeding, with respect to the Purchaser’s Registrable Units, the earliest of (A) the second anniversary of the Closing, (B) the date on which all Registrable Units then held by the Purchaser may be sold or transferred in compliance with Rule 144 under the Act or may be sold or transferred by a person who is not an affiliate of the Seller pursuant to Rule 144 of the Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder, and (C) such time as all Registrable Units held by the Purchaser have been sold pursuant to the Shelf Registration Statement;

KA Units Purchase Agreement—Execution Version

(iv) promptly furnish to each the Purchaser with respect to the Registrable Units registered under the Shelf Registration Statement such reasonable number of copies of the Shelf Registration Statement and Resale Prospectus, including any supplements to or amendments thereof, in order to facilitate the public sale or other disposition of all or any of the Registrable Units by the Investor;

(v) promptly take such action as may be necessary to qualify, or obtain, an exemption for the Registrable Units for qualification under such of the state securities laws of United States jurisdictions as specified in writing by each the Purchaser; provided, however, that the Seller shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vi) bear all expenses in connection with the registration procedures of this Section 20(a) and the registration of the Registrable Units pursuant to the Shelf Registration Statement, regardless of whether a Shelf Registration Statement becomes effective, including without limitation: (A) all registration and filing fees and expenses (including filings made with the NYSE, the National Association of Securities Dealers, Inc. or any other applicable stock exchange); (B) fees and expenses of compliance with federal securities and state “blue sky” or securities laws; (C) expenses of printing (including printing certificates for the Registrable Units and Resale Prospectuses); (D) all application and filing fees in connection with listing of the Registrable Units on the NYSE; and (E) all fees and disbursements of counsel of the Seller and independent certified public accountants of the Seller and the transfer agent; provided, however, that the Purchaser shall be responsible for paying the underwriting commissions or brokerage fees, and taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of the Purchaser’s Registrable Units. The Seller shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

(vii) advise the Purchaser, within two Business Days by e-mail, fax or other type of communication, and, if requested by such person, confirm such advice in writing: (A) after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Shelf Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Units under state securities or “blue sky” laws or any request from the Commission for amendments or supplements to the Shelf Registration Statement or any document incorporated by reference therein; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued; and (B) when the Resale Prospectus or any supplements to or amendments of the Resale Prospectus have been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective; and

KA Units Purchase Agreement—Execution Version

(viii) provide a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement not later than its first effective date.

(b) Delay in Effectiveness of Shelf Registration Statement. The Seller further agrees that, unless the failure to become effective is due to the fault of the Purchaser, in the event the Shelf Registration Statement has not been declared effective by the Commission within 120 days after the Closing, the Seller shall pay to the Purchaser liquidated damages in the amount of 1.0% of the Purchase Price of the Purchased Units purchased by the Purchaser pursuant to this Agreement and an additional liquidated damages payment of 1.0% of the Purchase Price of the Purchased Units purchased by the Purchaser pursuant to this Agreement for each 30 day period thereafter until such time as the Shelf Registration Statement has been declared effective; provided, that, in no event shall the aggregate penalty under this Section 20(b) in any 30-day period exceed 1.0% of the total Purchase Price of the Purchased Units purchased by the Purchaser. The Seller shall deliver the cash payments described in the preceding sentence to the Purchaser by the fifth business day after the occurrence of the event giving rise to such cash payment obligation. Notwithstanding anything to the contrary in this Agreement, payment of cash as provided in this Section 20(b) shall be the Purchaser’s sole and exclusive remedy in the event of the occurrence of an event described herein.

(c) Transfer of Shares; Suspension.

(i) Each Purchaser agrees that it will not effect any sale or other disposition of the Registrable Units that would constitute a sale within the meaning of the Act, except as contemplated in the Shelf Registration Statement referred to in Section 20(a) or otherwise in accordance with an applicable exemption from registration under the Act, and that it will promptly notify the Seller of any changes in the information set forth in such Shelf Registration Statement regarding the Purchaser or its plan of distribution.

(ii) Except in the event that paragraph (iii) below applies, the Seller shall, at all times during the Registration Period, promptly (A) prepare and file from time to time with the Commission a post-effective amendment to the Shelf Registration Statement or a supplement to the related Resale Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Shelf Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Units being sold thereunder, such Resale Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) provide each Purchaser with copies of any documents filed pursuant to clause (A) hereof; and (C) inform each Purchaser that the Seller has complied with its obligations in clause (A) hereof (or that, if the Seller has filed a post-effective amendment to the Shelf Registration Statement which has not yet been declared effective, the Seller will notify each Purchaser to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Purchaser pursuant to clause (C) hereof when the amendment has become effective).

KA Units Purchase Agreement—Execution Version

(iii) Subject to paragraph (iv) below, in the event of (A) any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Shelf Registration Statement for amendments or supplements to the Shelf Registration Statement or related Resale Prospectus or for additional information; (B) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; (C) the receipt by the Seller of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (D) any event or circumstance which necessitates the making of any changes in the Shelf Registration Statement or the Resale Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Resale Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Seller shall deliver a notice in writing to each Purchaser (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Registrable Units pursuant to the Shelf Registration Statement (a “Suspension”) until the Purchaser’s receipt of copies of a supplemented or amended Resale Prospectus prepared and filed by the Seller, or until it is advised in writing by the Seller that the current Resale Prospectus may be used. In the event of any Suspension, the Seller will use its commercially reasonable efforts, consistent with the best interests of the Seller and its unitholders, to cause the use of the Resale Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Purchaser.

(iv) Notwithstanding the foregoing paragraphs of this Section 20(c), the Purchaser shall not be prohibited from selling Registrable Units under the Shelf Registration Statement as a result of Suspensions on more than two occasions of not more than 45 days each in any twelve-month period and not more than 60 days in the aggregate during any 180 day period.

KA Units Purchase Agreement—Execution Version

(d) Indemnification. For the purpose of this Section 20(d), the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Shelf Registration Statement referred to in Section 20(a), together with all documents incorporated by reference therein, and the term “Rules and Regulations” means the rules and regulations promulgated under the Act. Rights of indemnification or contribution set forth in this Section 20(d) shall be in addition to any other rights to indemnification or contribution to which an indemnified party may be entitled under law, equity, contract or otherwise.

(i) Indemnification by the Seller. The Seller agrees to indemnify and hold harmless the Purchaser and its officers, directors, employees and agents, including its investment advisor, and each person, if any, who controls the Purchaser within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which such persons may become subject, under the Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, including the Resale Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Shelf Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 of the Rules and Regulations, or the Resale Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse such persons for any legal and other expenses as such expenses are reasonably incurred by such persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement, the Resale Prospectus or any amendment or supplement of the Shelf Registration Statement or the Resale Prospectus in reliance upon and in conformity with written information furnished to the Seller by or on behalf of any Purchaser expressly for use in the Shelf Registration Statement or the Resale Prospectus.

(ii) Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Seller and its officers, directors, employees and agents and each person, if any, who controls the Seller within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which such persons may become subject, under the Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Shelf Registration Statement, the Resale Prospectus, or any amendment or supplement to the Shelf Registration Statement or the Resale Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

KA Units Purchase Agreement—Execution Version

in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Shelf Registration Statement, the Resale Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Seller by or on behalf of the Purchaser expressly for use therein; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Seller in writing a correction at least five Business Days before the occurrence of the transaction from which such loss was incurred. The Purchaser will reimburse the Seller, each of its directors, each of its officers who signed the Shelf Registration Statement or controlling person for any legal and other expense reasonably incurred by such persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action for which such person is entitled to be indemnified in accordance with this Section 20(d). Notwithstanding anything to the contrary contained herein, the Purchaser shall be liable under this Section 20(d) for only that amount as does not exceed the net proceeds to the Purchaser as a result of the sale of Registrable Units pursuant to the Shelf Registration Statement giving rise to such indemnification.

(iii) Indemnification Procedure. Promptly after any indemnified party under this Section 20(d) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third person, which such indemnified party believes in good faith is an indemnifiable claim under this Agreement, the indemnified party shall give the indemnifying party under this Section 20(d) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to such indemnified party hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The indemnifying party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the indemnifying party pursues the same diligently and in good faith. If the indemnifying party undertakes to defend or settle, it shall promptly notify the indemnified party of its intention to do so, and the indemnified party shall cooperate with the indemnifying party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the indemnifying party with any books, records and other information reasonably requested by the indemnifying party and in the indemnified party’s possession or control. Such cooperation of the indemnified party shall be at the cost of the indemnifying party. After the indemnifying party has notified the indemnified party of its intention to undertake to defend or settle any such asserted liability, and for so long as the indemnifying party diligently pursues such defense, the indemnifying party shall not be liable for any additional legal expenses incurred by the indemnified party in connection with any defense or settlement of such asserted liability; provided, however, that the indemnified party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the indemnifying party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be

KA Units Purchase Agreement—Execution Version

reasonable defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the indemnified party. Notwithstanding the provisions of this Section 20(d), the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by the Purchaser from the sale of the Registrable Units giving rise to such indemnification.

(iv) Contribution. If a claim for indemnification under this Section 20(d) is unavailable to an indemnified party (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth in this Section 20(d), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 20(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 20(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds from the sale of Registrable Units by the Purchaser exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No party to this Agreement guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any other party to this Agreement who was not guilty of such fraudulent misrepresentation.

KA Units Purchase Agreement—Execution Version

(e) Rule 144. For a period of two years following the Closing Date, the Seller agrees with each holder of Registrable Units to comply with the requirements of Rule 144(c) under the Act with respect to current public information about the Seller and file with the Commission in a timely manner all reports and other documents required of the Seller under the Act and the Exchange Act (at any time it is subject to such reporting requirements).

(f) Grant of Subsequent Registration Rights; Limitation on Filing Other Registration Statements. The Seller shall not, without the prior written consent of the holders of a majority of the Registrable Units, (i) enter into any agreement with any holder or prospective holder of any equity securities of the Seller giving such holder or prospective holder the right to include any equity securities of the Seller held by such holder under the Shelf Registration Statement required under Section 20(a) and (ii) file any other registration statement under the Act with respect to any equity securities of the Seller until the Shelf Registration Statement required under Section 20(a) is declared effective by the Commission.

(g) Assignment of the Purchaser’s Registration Rights. The rights to cause the Seller to register Registrable Securities granted to the Purchaser under this Section 20 may be transferred or assigned from time to time by the Purchaser to one or more transferee(s) of such Registrable Securities, provided that (a) the Seller is given written notice prior to any such transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assignment, and (b) each transferee assumes in writing responsibility for its portion of the obligations of the Purchaser under this Agreement assigned to such transferee.

KA Units Purchase Agreement—Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

SELLER:

ENERGY TRANSFER PARTNERS, L.P.

By: U.S. Propane, L.P., General Partner

By: U.S. Propane, L.L.C., General Partner

By:
Name:	H. Michael Krimbill
Title:	President and Chief Financial Officer

PURCHASER:

Kayne Anderson MLP Investment Company

By:
Name:	Kevin S. McCarthy
Title:	Chief Executive Officer,
President and Chairman of the Board of Directors

Exhibit A - Form of Opinion of The Seller’s Counsel

Private Sale of Common Units

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Unit Purchase Agreement (the “Agreement”). The Seller shall furnish to the Purchaser at the Closing an opinion of counsel for the Seller, addressed to the Purchaser and dated the Closing Date in form satisfactory to Baker Botts L.L.P., counsel for the Purchaser, stating that:

(a) The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite power and authority, and has taken all actions necessary to authorize the Seller to execute, deliver and perform its obligations under this Agreement. The Seller is duly qualified or licensed and in good standing as a foreign limited partnership, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Partnership Material Adverse Effect.

(b) The Purchase Agreement is a valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution and delivery of the Purchase Agreement and the Acquisition Agreements, the compliance by the Seller with all the provisions of, and the performance by the Seller of its obligations under, the Purchase Agreement and the Acquisition Agreements, and the consummation of the transactions contemplated in the Purchase Agreement and the Acquisition Agreements and the issuance and sale by the Seller of the Purchased Units will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the Certificate of Limited Partnership of the Seller or the Partnership Agreement, (ii) any instrument, contract, bond, credit agreement or other agreement to which the Seller or any of its subsidiaries is a party or by which the Seller or any of its subsidiaries is bound or to which any properties or assets of the Seller of any of its subsidiaries may be bound or subject, in each case, which breach, violation or default under which would be reasonably expected to have a Partnership Material Adverse Effect, or (iii) any law or statute or any order, rule or regulation of any Governmental Authority, in each case having jurisdiction over the Seller or any of its subsidiaries or any of their properties; the execution and delivery of this Agreement, the compliance by the Seller with all the provisions of, and the performance by the Seller of its obligations under this Agreement, the consummation of the transactions contemplated by this Agreement, and the issuance and sale by the Seller of the Purchased Units do not and will not result in or require the creation or imposition of any lien upon or with respect to any of the properties of the Seller and its subsidiaries now owned or hereafter acquired.

(c) Other than the listing of the Purchased Units purchased hereby and the filing of the Prospectus if the Registration Condition is applicable, no consent, approval, authorization, order, registration, clearance or qualification or notification of, with or to any Governmental Authority is required for the sale and delivery of the Purchased Units being sold by the Seller to the Purchaser under the Agreement.

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(d) When the Purchased Units are delivered against payment therefor as provided in the Agreement, the Purchaser will be entitled to the rights of a unitholder of limited partner interests of the Seller conferred by the Partnership Agreement and applicable law.

(e) No approval from the outstanding holders of the Seller’s common units is required in connection with the Seller’s issuance and sale of the Purchased Units to the Purchaser hereunder. The Purchased Units being purchased by the Purchaser hereunder and the limited partner interests represented thereby will be duly authorized by the Seller pursuant to the Partnership Agreement and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act) and will be free of restrictions on transfer, other than restrictions on transfer under the Partnership Agreement or the Agreement and under applicable state and federal securities laws. Such Purchased Units are not subject to any conflicting sale, transfer, assignment, or any agreement (other than the Agreement) to assign, convey, or transfer, in whole or in part, any of such Purchased Units, and upon consummation of such Purchase, the Purchaser will receive valid title to such Purchased Units, free and clear of any encumbrance, liens, claims, charges, security interests, or other interests of others.

(f) To the knowledge of such counsel, except as disclosed by the Seller in the Partnership Information, there are no legal or governmental proceedings pending to which the Seller or any of its subsidiaries is a party or of which any property of the Seller or any of its subsidiaries is the subject that, if determined adversely to the Seller, would individually or in the aggregate be reasonably expected to have a Purchaser Material Adverse Effect, and, to the best of the Seller’s knowledge, no such proceedings are threatened or contemplated by any Governmental Authority or third party.

(g) The documents included in the Partnership Information, including any audited or unaudited financial statements and any notes thereto or schedules included therein, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder.

(h) As of the Closing, giving effect to the sale of the Purchased Units and other concurrent sales of the Seller’s common units to other purchasers, the issued and outstanding limited partner interest of the Seller consist of 51,122,286 common units and the Incentive Distribution Rights, as defined in the Partnership Agreement. The only issued and outstanding general partner interests of the Seller are the interests of the General Partner described in the Partnership Agreement. All outstanding common units and Incentive Distribution Rights of the Seller and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act).

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(i) Except as disclosed by Seller in the Partnership Information, none of the filing of the Shelf Registration Statement, the offering or sale of the Purchased Units hereby or the registration of such Purchased Units gives rise to any rights for or relating to the registration of any additional common units or other equity securities of the Seller. Except as contained in the Partnership Agreement and except as disclosed in the Partnership Information, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible or exchangeable securities or commitments obligating the Seller or any of its subsidiaries to issue, transfer or sell any partnership interests in the Seller or any of its subsidiaries, (ii) obligations of the Seller of any of its subsidiaries to repurchase, redeem or otherwise acquire any partnership interests of the Seller or any of its subsidiaries or (iii) voting trusts or similar agreements to which the Seller or any of its subsidiaries is a party or with respect to the voting of the equity interests of the Seller of any of its subsidiaries.

(j) The Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(k) The Purchased Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

In rendering such opinion, such counsel may (A) rely on certificates of officers and employees of the Seller and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporate Law and the laws of the State of New York, (D) state that he expresses no opinion with respect to any permits to own or operate any real or personal property, (E) state that he expresses no opinion with respect to the title of any of the Seller’s or any of its subsidiary’s respective real or personal property or with respect to the accuracy or descriptions of real or personal property and (F) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Seller or any of its subsidiaries may be subject.

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